                                                                    EXHIBIT 12.1

                       MATTRESS DISCOUNTERS CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------

                                                                    Bedding
                                              MDC                   Experts                     Company
                           -------------------------------------    -------   ---------------------------------------------
                                                                                  Eight
                                                       Six Months  Six Months     Months      Fiscal Year
                             Year Ended December         Ended       Ended        Ended          Ended        Ten Months Ended
                                                        July 1,     July 1,     February 28,   February 28,  December 31, January 1,
                           31, 1994  30, 1995  28, 1996    1997      1997           1998           1999          1998        2000
                           --------  --------  --------  ------    --------     ------------   -----------    -----------  -------
Earnings:
Income before provision for
  income taxes............... $8,100   $3,611  $4,422   $   85     $2,914         $14,815        $22,052     $19,504       $ 4,286
Plus: fixed charges..........  3,929    4,376   4,785    2,333        467           4,404          6,085       4,435        13,466
                             -------  ------- -------    ------    -------         -------        -------     -------      -------
                              12,029    7,987   9,207    2,418      3,381          19,219         28,137      24,439        17,752
                             -------  ------- -------    ------    -------         -------        -------     -------      -------
Fixed Charges:
Interest expense (income),
  net including amortization
  of debt discounts
  and debt issuance expense. $  (661)  $ (624) $ (548)  $ (328)    $ (9)           $  (88)        $ (128)     $ (126)      $ 7,836
One-third of rent
  and expense(1)............   4,590    5,000   5,333    2,661       476            4,492          6,213       5,061         5,630
                             -------  ------- -------   ------     -------         -------        -------     -------      -------
                             $ 3,929   $4,376  $4,785   $2,333     $ 467           $4,404         $6,085       4,935        13,466
                             -------  ------- -------   ------     -------         -------        -------     -------      -------

Earnings to fixed charges
  ratio......................   3.06     1.83    1.92     1.04      7.24             4.36           4.62        4.95          1.32
                             =======  ======= =======    ======    =======         =======        =======     =======       =======

------------------------------------


              COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED
                CHARGES AFTER ADJUSTMENT FOR ISSUANCE OF SENIOR
                              SUBORDINATED NOTES
              ---------------------------------------------------

                                           Pro forma
                              --------------------------------------------

                              Year Ended        Ten Months Ended
                              February 28,  December 31,    January 1,
                                  1999          1998          2000
                             -------------  ------------   -----------
Earnings:
Income before provision for
  income taxes.............       2,534       3,174           (326)
Plus: fixed charges........      25,761      21,350         22,073
                             -------------   ------         ------
                                 28,295      24,524         21,747
                             =============   ======         ======

Fixed Charges:
Interest expense (income),
  net including amortization
  of debt discounts and debt
  issuance expense..........     19,548      16,289         16,443
One-third of rent expense. (1)    6,213       5,061          5,630
                              ------------   ------         ------
                                 25,761      21,350         22,073
                              ------------   ------         ------
Earnings to fixed charges
  ratio....................        1.10        1.15           0.99
                              ============   ======         ======

(1) Represents the portion of operating rental expense which our management believes is representative of the interest component of rental expense. These amounts exclude common and maintenance costs related to our lease agreements.